 Exhibit A

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons on behalf of each of them a statement on Schedule 13D (including amendments thereto) with respect to the Class A Common Stock, par value $0.00005 per share of Arco Platform Limited and that this Agreement may be included as an Exhibit to such joint filing.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

[Signature pages follow]

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of August 18, 2023.

Keenan Capital, LLC

By:	/s/ Charles J. Keenan, IV
Name:	Charles J. Keenan, IV
Title:	Manager

Keenan Capital GP, LLC

By:	/s/ Charles J. Keenan, IV
Name:	Charles J. Keenan, IV
Title:	Manager

Keenan Capital Fund, LP By: Keenan Capital GP, LLC

By:	/s/ Charles J. Keenan, IV
Name:	Charles J. Keenan, IV
Title:	Manager

Individual

/s/ Charles J. Keenan, IV
Charles J. Keenan, IV